Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-19011, No. 333-71373, No. 333-42276, No. 333-45534, No. 333-73652, and No. 333-89176), and on Form S-3 (No. 333-123902, No. 333-102244, No. 333-76432, No. 333-69652, No. 333-33612,, No. 333-89257, No. 333-84587, No. 333-81311, No. 333-76395, No. 333-79753 and No. 333-119645) of Microvision, Inc. of our report dated March 15, 2005 relating to the financial statements, financial statement schedule,management's assessment of the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
April 27, 2005